UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 19, 2012

Southern Community Financial Corporation

North Carolina	000-33227	56-2270620
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina	27104
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number: (336) 768-8500

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	The Special Meeting of the Company was held on September 19, 2012.

(b)	There were a total of 16,854,775 shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 11,933,544 shares of common stock, or 70.8% of the shares outstanding, were represented in person or by proxy, therefore a quorum was present. The following proposals were submitted by the Board of Directors to a vote of shareholders:

Proposal 1:	APPROVAL AND ADOPTION OF THE AGREEMENT AND THE PLAN OF MERGER BY AND BETWEEN SOUTHERN COMMUNITY FINANCIAL CORPORATION, CAPITAL BANK FINANCIAL CORP. AND WINSTON 23 CORPORATION.

This proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
10,220,065	1,288,543	424,936	-

Based on the votes set forth above, the merger agreement was approved by shareholders.

Proposal 2:	ADVISORY VOTE REGARDING COMPENSATION THAT MAY BE PAID OR BECOME PAYABLE TO SOUTHERN COMMUNITY’S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER.

This proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
9,009,979	2,381,509	542,056	-

Based on the votes set forth above, the compensation of the Company’s named executive officers was approved by shareholders.

Proposal 3:	APPROVAL OF ADJOURNMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES:

This proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
10,111,539	1,431,785	390,220	-

Based on the votes set forth above, the adjournment of the Special Meeting to solicit additional proxies was approved by shareholders.

(c)	None.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated September 20, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community Financial Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

September 20, 2012
By: /s/ James Hastings
Name: James Hastings
Title: Interim Chief Executive Officer and Chief Financial Officer